Prospectus Supplement filed under Rule 424(b)(3)
                                                  S-3 Registration No. 333-52237


PROSPECTUS SUPPLEMENT
(to Prospectus dated June 3, 1998)

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.


                             HEALTHSOUTH Corporation

                                  $567,750,000
                         3.25% Convertible Subordinated
                               Debentures due 2003

                                       and

                       15,501,707 SHARES OF COMMON STOCK,
                            PAR VALUE $.01 PER SHARE

         The Prospectus, dated June 3, 1998 (the "Prospectus"), relating to the offering for resale of $567,750,000 aggregate principal amount of 3.25%
Convertible Subordinated Debentures due 2003 and 15,501,707 shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company"), is hereby supplemented as set forth below.


1. The name BOND FUND SERIES - OPPENHEIMER BOND FUND FOR GROWTH in the table of Securityholders on page 15 of the Prospectus is hereby changed to OPPENHEIMER CONVERTIBLE SECURITIES FUND and the information set forth opposite the name BOND FUND SERIES - OPPENHEIMER BOND FUND FOR GROWTH, in the table of Selling Securityholders on page 15 is amended as follows:

         Principal Amount of Debentures Beneficially Owned
         That May be Sold                                             10,000,000
         -------------------------------------------------
         Percentage of Debentures Outstanding                               1.76
         ------------------------------------
         Number of Conversion Shares                                     273,037
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------

2. The information set forth opposite the name MCMAHON SECURITIES COMPANY, L.P., in the table of Selling Securityholders on page 16 is amended as follows:

         Principal Amount of Debentures Beneficially Owned
         That May be Sold                                              2,495,000
         -------------------------------------------------
         Percentage of Debentures Outstanding                                  *
         ------------------------------------
         Number of Conversion Shares                                      68,122
         ---------------------------
         Percentage of Common Stock Outstanding                                *
         --------------------------------------


The date of this Prospectus Supplement is May 7, 1999.